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                                                                      EXHIBIT 11

                           GRACO INC. AND SUBSIDIARIES

                  COMPUTATION OF NET EARNINGS PER COMMON SHARE

                                   (Unaudited)

                                                                          Thirteen Weeks Ended             Twenty-Six Weeks Ended
                                                                          --------------------             ----------------------
                                                                       June 27, 1997 June 28, 1996      June 27, 1997 June 28, 1996
                                                                       ------------- -------------      ------------- -------------
                                                                                   (In thousands except per share amounts)


Net earnings applicable to common stock:
   Net earnings ..................................................           $10,418       $10,032            $16,599       $15,617
                                                                       ============= =============      ============= =============



Average number of common and common equivalent shares outstanding:

   Average number of common
     shares outstanding ..........................................            17,134        17,349             17,120        17,333

   Dilutive effect of stock options
     computed on the treasury
     stock method ................................................               358           239                375           238
                                                                       ------------- -------------      ------------- -------------

                                                                              17,492        17,588             17,495        17,571
                                                                       ============= =============      ============= =============


Net earnings per common
     and common equivalent share .................................           $   .60       $   .57            $   .95       $   .89
                                                                       ============= =============      ============= =============


           Primary and fully diluted  earnings per share are  substantially  the same.
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